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                                                                      Exhibit 22

                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors and Shareholders
Federated Department Stores, Inc.:


We consent to the incorporation by reference in the registration statements (Nos. 333-44373, 333-77089, 333-22737, 333-88242, 333-104017, 333-104204,
333-104205 and 333-104207) on Form S-8 and in the registration statement (No. 333-69682) on Form S-3 of Federated Department Stores, Inc. of our report dated February 25, 2003, relating to the consolidated balance sheets of Federated Department Stores, Inc. and subsidiaries as of February 1, 2003 and February 2, 2002 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the fifty-two week period ended February 1, 2003, the fifty-two week period ended February 2, 2002, and the fifty-three week period ended February 3 2001, which report appears in the February 1, 2003 annual report on Form 10-K of Federated Department Stores, Inc.




                                    KPMG LLP








Cincinnati, Ohio
April 16, 2003